Exhibit 99.5

ADVANCED MICRO DEVICES, INC. PROXY SERVICES
C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2021. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting—Go to www.virtualshareholdermeeting.com/AMD2021SM
You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2021. Have your proxy card in hand when you call, the control number that is printed in the box marked by the arrow below available, and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D27845-S13596 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
ADVANCED MICRO DEVICES, INC.
The Board of Directors of Advanced Micro Devices, Inc. (“AMD”) recommends you vote FOR the following proposals: For Against Abstain
1. Approve the issuance of shares of common stock, par value $0.01 per share, of AMD to the stockholders of Xilinx, Inc. (“Xilinx”) in connection with ! ! ! the merger contemplated by the Agreement and Plan of Merger, dated October 26, 2020, as it may be amended from time to time, by and among AMD, Thrones Merger Sub, Inc., a wholly owned subsidiary of AMD, and Xilinx (the “AMD share issuance proposal”).
2. Approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the ! ! ! time of the Special Meeting to approve the AMD share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to the stockholders of AMD.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If the stock is issued in the name of two or more persons, all of them should sign the proxy. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2485 Augustine Drive Santa Clara, CA 95054 (408) 749-4000
You are cordially invited to attend our Special Meeting of Stockholders to be held on [TBD], 2021 at 9:00 a.m. Pacific Time. In light of the coronavirus/COVID-19 outbreak and governmental decrees that in-person gatherings be postponed or canceled, our Special Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/AMD2021SM.
Regardless of whether or not you plan to virtually attend our Special Meeting, it is important that these shares be voted. Accordingly, we ask that you either vote by Internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided.
Stockholders of record at the close of business on [TBD] and holders of proxies for those stockholders may attend and vote at our Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:
The Notice and Proxy Statement is available at www.proxyvote.com.
D27846-S13596
PROXY
ADVANCED MICRO DEVICES, INC. Special Meeting of Stockholders on [TBD], 2021 This proxy is solicited by the Board of Directors
The undersigned appoints LISA T. SU and HARRY A. WOLIN as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned in the matters set forth in the accompanying joint proxy statement/prospectus related to the Special Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on [TBD], 2021 and at any adjournment(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment(s) or postponement(s) thereof.
If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, this proxy will be voted in accordance with the recommendation of the Board of Directors on each of the proposals reflected herein.
The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote via the special meeting website.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
Continued and to be signed on reverse side